                                                                 Exhibit 3.47(a)



                               State of Delaware

                       Office of the Secretary of State          PAGE 1


                          ___________________________


     I, EDWARD J. FREEL, SECRETARY OF THE STATE OF STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ZEIGLER COAL HOLDING COMPANY", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JANUARY, A.D. 1985, AT 12 O'CLOCK P.M.








                                        /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 9429647

                                        DATE: 11-30-98

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         ZEIGLER COAL HOLDING COMPANY

     The name of the corporation is Zeigler Coal Holding Company and the corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 28, 1983. This Amended and Restated Certificate of Incorporation (the "Amendment") was duly adopted in accordance with the provisions of Section 228, 242 and 245 of the General Corporation Law of Delaware.

                                 ARTICLE FIRST

           The name of the Company is Zeigler Coal Holding Company.

                                ARTICLE SECOND

     The address of its registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

                                 ARTICLE THIRD

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                ARTICLE FOURTH

     The total number of shares of stock which the Company has the authority to issue is 1,705,000 shares consisting of (1) 665,000 of preferred stock, par value $.10 per share (the "preferred Stock"), and (2) 1,040,000 shares of common stock, par value $.01 per share (the "Common Stock").

     With the effectiveness of this Amendment, each share of issued and outstanding common stock, $1.00 par value per share, shall be exchanged for an aggregate of 7.0263 shares of fully paid and nonassessable shares of Common Stock; and further resolved, as soon as practicable hereafter, each holder of record of presently issued and outstanding Common Stock shall deliver the Certificate representing such shares, properly endorsed for transfer, and thereupon such shares shall be deemed cancelled, retired and eliminated and shall

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receive, in exchange for his cancelled certificate, a certificate representing the shares of Common Stock for which the cancelled shares have been exchanged. In connection with the exchange, the capital of the corporation shall be an amount equal to the aggregate par value of the shares of the Corporation issued and outstanding and the excess of the Corporation's total net assets over the amount so determined to be capital shall be surplus.

                                PREFERRED STOCK
                                ---------------
     The 665,000 shares of Preferred Stock shall have the following rights, limitations and preferences:

     Part 1.   Dividends.
               ---------

     When and as declared by the Company's board of directors and to the extent permitted under the General Corporation Law of Delaware, the holders of the Preferred Stock will be entitled to receive preferential dividends as provided in this part 1 and no more. Such dividends will be payable on April 1 of each year commencing April 1, 1986 ("Dividend Payment Date") to holders of record on the prior March 15 in an amount per share equal to, but not in excess of, the lesser of (i) $1.00 or (ii) the result of dividing the "Earnings" (as hereinafter defined) by the number of shares of Preferred Stock which are issued and outstanding on such March 15. To the extent that any dividend that would be payable on any Dividend Payment Date under the preceding sentence is not paid on such date, then from and after such Dividend Payment Date such unpaid amount shall cumulate and be payable at such time or times as the board of directors may determine. Dividends not payable because of insufficient Earnings in any fiscal year shall not cumulate. The term "Earnings" shall mean the consolidated net income of the Company and its subsidiaries for the fiscal year immediately preceding the Dividend Payment Date, determined in accordance with generally accepted accounting principles. The determination of Earnings shall be made by the board of directors and such determination shall be binding and conclusive for all purposes of this Certificate of Incorporation. No dividends may be declared or paid on any Junior Securities if at such time there are any unpaid cumulated dividends on the Preferred Stock.

     Part 2.   Liquidation.
               -----------

     Upon any liquidation, dissolution or winding up of the Company, the holders of Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares outstanding plus any unpaid cumulated dividends on such Shares through the most recent Dividend Payment Date and the holders of Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Company, the Company's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire _____ to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value, plus any unpaid cumulated dividends through the most recent Dividend Payment Date, of the Preferred Stock held by each such holder. The Company will mail written notice of such liquidation, dissolution of winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Preferred Stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, not the sale or transfers by the Company of all or any part of its assets, not the reduction of the capital stock of the Company, will be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this part 2.

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     Part 3.   Redemption.
               ----------

     3A.       Scheduled Redemption. At least 60 days prior to July 1 of each
               --------------------
of the years 1990 through the year in which all of the shares of Preferred Stock are redeemed by the Company ("Scheduled Redemption Date"), the Company will deliver a notice (the "Redemption Request") to each holder of Preferred Stock setting forth the amount of the Redemption Pool applicable to such Redemption Date. The "Redemption Pool" will be determined by the Company's board of directors in its sole discretion, but in any event will be not less than the lesser of (i) $1.5 million or (ii) 25% of the Company's Earnings for the fiscal year preceding such Scheduled Redemption Date. Within 20 days of the date of mailing of the Redemption Request, each holder of Preferred Stock will notify the Company of the number of his or her shares of Preferred Stock which such holder desires to have redeemed by the Company. The failure by any holder to notify the Company within such 20 day period will constitute notice by such holder to the Company that such holder has elected to have no shares of Preferred Stock redeemed by the Company. On the Scheduled Redemption Date, all shares of Preferred Stock for which redemption has been requested to the extent that funds are available for such redemption in the Redemption Pool. If the amount in the Redemption Pool is greater than the amount required to redeem all shares for which redemption has been requested, the Company will use the funds remaining in the Redemption Pool to redeem on such Scheduled Redemption Date additional shares of Preferred Stock selected on such basis as the board of directors deems fair. If the amount in the Redemption Pool is insufficient to redeem all of the shares of Preferred Stock to be redeemed on such Scheduled Redemption Date will be selected from among the shares held by holders requesting redemption on such basis as the Company's board of directors deems fair. In determining the method for selecting shares for redemption, the board of directors may consider the tax consequences to the holders of Preferred Stock whose shares are to be redeemed. Not less than 20 days prior to the Scheduled Redemption Date, the Company will send a redemption notice to each holder of Preferred Stock whose shares will be redeemed on such Scheduled Redemption Date specifying the number of shares to be redeemed from such holder.

     3B.       Optional Redemptions. The Company may at any time redeem on such
               ---------------------
date as the board of directors may specify (the "Optional Redemption Date") all or any portion of the Preferred Stock then outstanding at a price per share equal to the redemption Price. No Redemption pursuant to this paragraph 3B may be made for less than 25,000 shares of Preferred Stock (or such lesser number of shares of Preferred Stock then outstanding). The amount of funds used to redeem shares pursuant to this paragraph 3B may in the discretion of the board of directors be offset to reduce any Redemption Pool with respect to any Scheduled Redemption under paragraph 3A.

     3C.       Redemption Price. For each share which is to be redeemed under
               ----------------
paragraph 3A or 3B the Company will be obligated on the Scheduled Redemption date of the Optional Redemption Date (as the case may be) to pay to the holder thereof (upon surrender by such holder at the Company's principal office or other place designated by the Company of the certificate representing such share) an amount (the "Redemption Price") equal to the Liquidation Value thereof, plus unpaid cumulated dividends through the most recent Dividend Payment Date.

     3D.       Notice of Optional Redemption. The Company will mail written
               -----------------------------
notice to each holder whose shares are to be redeemed pursuant to paragraph 3B not less than 30 days prior to the date on which such redemption is to be made. Such notice shall specify the Optional Redemption Date and the shares to be redeemed on such date. In case fewer than the total number of shares represented by any certificate are redeemed, shares will be issued to the holder

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thereof without cost to such holder within 30 days after surrender of the certificate representing the redeemed shares.

     3E.       Determination of the Number of Each Holder's Shares to be
               ---------------------------------------------------------
Redeemed. The shares of Preferred Stock to be redeemed on any Optional
--------
Redemption Date will be selected on such basis as the board of directors deems fair, provided that the board of directors may take into consideration any adverse tax consequences to the holders.

     3F.       Dividends After Redemption Date. No share called for redemption
               -------------------------------
is entitled to any dividends accruing after the Optional Redemption Date or Scheduled Redemption Date (as the case may be) if the Redemption Price of such share is paid or deposited for payment on or prior to such Optional Redemption Date or Scheduled Redemption Date. On such Optional Redemption Date or Scheduled Redemption Date (as the case may be) all rights of the holder of such share will cease, and such share will not be deemed to be outstanding.

     3G.       Redeemed or Otherwise Acquired Shares. Any shares of Preferred
               -------------------------------------
Stock which are redeemed or otherwise acquired by the Company will be canceled and will not be reissued, sold or transferred.

     Part 4.   Voting Rights.
               -------------

     The Company will not issue any shares of stock, or securities convertible into or exchangeable for stock of time Company, which is senior in right to receive dividends or has a liquidation preference over the Preferred Stock, without time affirmative vote or consent of the holders of not less than two-thirds of the issued and outstanding shares of Preferred Stock. Except as provided in this Part 4, in Part 6 below or required by law, the Preferred Stock will have no voting rights.

     Part 5.   Definitions.
               ------------

     "Junior Securities"  means any of the Company's equity securities other
      -----------------
than the Preferred Stock.

     "Liquidation Value" of any Share of Preferred Stock as of any particular
      -----------------
date will be equal to $10.

     Part 6.   Amendment and Waiver.
               --------------------

     No amendment, modification or waiver will be binding or effective with respect to any provision of this section defining the rights, preferences and terms of the Preferred Stock without the prior written consent of the holders of at least 95% of the Preferred Stock outstanding at the time such action is taken.

                                 COMMON STOCK
                                 ------------

     Each outstanding share of Common Stock shall be entitled to one vote upon any matter submitted to a vote of stockholders.

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                              GENERAL PROVISIONS
                              ------------------

     1. Registration of Transfer.
        ------------------------

     The Company will keep at its principal office a register for the registration of Preferred Stock and Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of shares represented by the surrender certificate. Such new certificates will be registered in the name of the transferee of the shares represented by the surrendered certificate, will represent a number of shares from the surrendered certificate to which the transferee is entitled and will be substantially identical in form to the surrendered certificate.

     2. Replacement.
        -----------

     Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     3. Notices.
        -------

     All notices or other communications referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

                                 ARTICLE FIFTH

     The name and mailing address of the incorporator are as follows:

     Name                      Mailing Address
     ----                      ---------------

     Glen E. Hess              200 East Randolph Drive
                               Suite 5700
                               Chicago, Illinois 60601

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                                 ARTICLE SIXTH

     The Company is to have perpetual existence.

                                ARTICLE SEVENTH

     The holders of the Common Stock, by such vote as may be set forth in the bylaws or as otherwise agreed among such stockholders, are authorized to make, alter or repeal the bylaws of the Company.

                                ARTICLE EIGHTH

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Company may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Company. Election of directors need not be by written ballot unless the bylaws of the Company so provide.

                                 ARTICLE NINTH

     The Company may not consolidate with or merge into any other corporation, sell all or substantially all of the assets of the Company, liquidate, dissolve, engage in a reorganization or reclassification without the affirmative vote or consent of the holders of not less than (i) on or prior to January 31, 1990, 80% of the issued and outstanding shares of Common Stock of the Company, and (ii) after January 31, 1990, a majority of the issued and outstanding shares of Common Stock of the Company.

                                 ARTICLE TENTH

     The provisions of the Certificate of Incorporation may be amended, altered, changed or repealed at any time by the vote or consent of he holders of not less than a majority of the then issued and outstanding shares of Common Stock of the Company provided that (i) no amendment, alteration, change or repeal shall affect the rights of the holders of Preferred Stock set forth in Part 4 and Part 6 of the provisions defining the rights, preferences and terms of the Preferred Stock without the approval or consent of the holders of at lease 95% of the shares of Preferred Stock then outstanding, (ii) no amendment, alteration, change or repeal shall alter the respective voting rights of the Company's classes of stock without he affirmative vote or consent of he holders of not less than 75% of the issued and outstanding shares of Common Stock of the Company and (iii) Article Ninth may only be amended, altered, changed or repealed by the vote or consent of not less than 80% of the issued and outstanding shares of Common Stock of the Company.

     IN WITNESS WHEREOF, we have signed this Restated Certificate of Incorporation this 2 day of January, 1985.


                                    /s/ Michael K. Reilly
                                    ----------------------------
                                    Michael K. Reilly, President


ATTEST:


/s/ Glen E. Hess
----------------
Glen E. Hess,
Assistant Secretary

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